Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT



                                                       Percentage           State of
                                                           of            Incorporation
        Parent                  Subsidiary             Ownership         or Organization
        ------                  ----------             ---------         ---------------
 East Texas Financial      First Federal Savings          100%            United States
     Services, Inc.         and Loan Association
                                 of Tyler



         The financial statements of the Registrant are consolidated with its subsidiary.